Exhibit 31.1

RULE 13a-14(a)/15d-14(a) CERTIFICATION
OF CHIEF EXECUTIVE OFFICER

I, Michael Willoughby, certify that:

1. I have reviewed this annual report on Form 10-K/A of PFSweb, Inc.;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods covered by this report;

Date: April 29, 2016

By: /s/ MICHAEL WILLOUGHBY

Chief Executive Officer